As filed with the Securities and Exchange Commission on July 20, 2001
Registration No. 333-32682

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAXS GLOBAL HOLDINGS INC.
(successor to Universal Access, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	36-4408076

(State of Incorporation)	(I.R.S. Employer Identification Number)

233 South Wacker, Suite 600
Chicago, Illinois 60606
(Address of Principal Executive Offices)

UNIVERSAL ACCESS, INC.
AMENDED 1998 EMPLOYEE STOCK OPTION PLAN
1999 STOCK PLAN
1999 DIRECTOR OPTION PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Patrick C. Shutt
Chairman, President and Chief Executive Officer

UAXS GLOBAL HOLDINGS INC.
233 South Wacker, Suite 600
Chicago, Illinois 60606
(Name and address of agent for service)

(312) 660-5000
(Telephone number, including area code, of agent for service)

Copy to:
Scott D. Miller
SULLIVAN & CROMWELL
1870 Embarcadero Road
Palo Alto, California 94303
Telephone: (650) 461-5600

           On March 17, 2001, Universal Access, Inc., a Delaware corporation (“Universal”), filed a registration statement on Form S-8 (Registration No. 333-32682) (the “Registration Statement”) with respect to its Amended 1998 Employee Stock Option Plan, 1999 Stock Plan, 1999 Director Option Plan, and 1999 Employee Stock Purchase Plan (collectively, the “Plans”).

           This post-effective amendment is being filed by UAXS Global Holdings Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to Universal, following a reorganization of Universal into a holding company organizational structure.

           The holding company organizational structure was implemented, in accordance with Section 251(g) of the Delaware General Corporation Law, by the merger (the “Merger”) on July 20, 2001 of Universal with Migration Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant prior to the Merger. Universal was the surviving corporation in the Merger and, as a result of the Merger, became a wholly-owned subsidiary of the Registrant. In the Merger, each share of capital stock of Universal issued and outstanding or held in its treasury was converted into one share of capital stock of the Registrant. Also as part of the Merger, each outstanding option to purchase shares of Universal’s common stock under the Plans was converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant’s common stock.

           In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to Universal, hereby expressly adopts the Registration Statement and the Plans as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

           The registration fees were paid at the time of the original filing of this registration statement.

SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Chicago, State of Illinois, on July 20, 2001.

UAXS GLOBAL HOLDINGS INC.
By:	/s/ Patrick C. Shutt

	Name: Title:	Patrick C. Shutt, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Patrick C. Shutt, Robert M. Brown and Scott D. Fehlan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

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           Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on July 20, 2001 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Patrick C. Shutt
_____________________________ Patrick C. Shutt	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert J. Pommer, Jr.
_____________________________ Robert J. Pommer, Jr.	Vice Chairman and President, Global Client Services and Director

/s/ Paolo Guidi
_____________________________ Paolo Guidi	Director

/s/ Carolyn F. Katz
_____________________________ Carolyn F. Katz	Director

/s/ Kevin P. Power
_____________________________ Kevin P. Power	Director

/s/ Joseph L. Schocken
_____________________________ Joseph L. Schocken	Director

/s/ John (“Jack”) F. Slevin
_____________________________ John (“Jack”) F. Slevin	Director

/s/ Roland A. Van der Meer
_____________________________ Roland A. Van der Meer	Director

/s/ Robert M. Brown
_____________________________ Robert M. Brown	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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